                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2004

                                 GFY FOODS, INC.
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                                     -------
                            (Commission File Number)

                                   87-0382438
                                   ----------
                        (IRS Employer Identification No.)

                              601 Deerfield Parkway
                             Buffalo Grove, IL 60089
                             -----------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (847) 353-7554
                                 --------------
               Registrant's Telephone Number, Including Area Code

Item 1.01         Entry into a Material Definitive Agreement.
                  -------------------------------------------

         On August 1, 2004, the Registrant entered into an agreement with Anastasio Mikroulus ("Mikroulus") to acquire Dionysus, a full service restaurant located in Worth, Illinois (the "Restaurant"). Under the terms of the Agreement, the Registrant is to issue $450,000 worth of its $0.001 par value restricted stock to Mikroulus. The Registrant guarantees that the value of the stock issued to Mikroulus will be at least $450,000 upon its liquidation or it shall issue additional shares to Mikroulus or pay him the difference in cash. Further, should the Registrant not make up the guaranteed value of the shares, the ownership of the Restaurant shall revert back to Mikroulus.

         The Registrant shall receive the benefits of ownership of the Restaurant from the date of closing until full payment is satisfied, however, the title shall not transfer to the Registrant until it has satisfied the guarantee with respect to the value of the stock.

         The Registrant also entered into a Consulting Agreement with Mikroulus on August 1, 2004 to pay Mikroulus a fee of $15,000 per month for a term of two years. Additionally, the Registrant agreed to pay Mikroulus a bonus payment of $75,000 in its free-trading common stock to be registered under an S-8 registration.

         On August 26, 2004, the Registrant issued 750,000,000 shares of its restricted stock to Mikroulus. Currently these shares are being held in escrow until the completion of due diligence and pending closing on the acquisition under the terms of the Agreement.

         After the issuance of the shares to Mikroulus, the Registrant had 1,272,899,537 shares outstanding. As of September 15, 2004, the shares in escrow in the name of Mikroulus represent approximately 51.2% of the shares outstanding in the Registrant. The Registrant anticipates closing on the acquisition on or before October 15, 2004.

Item 3.02     Sales of Unregistered Securities.
              ---------------------------------

         As a result of the Agreement with Anastasio Mikroulus described in Item
1.01 above, the shares in escrow in the name of Mikroulus represent approximately 51.2% of the total shares outstanding of the Registrant as of September 15, 2004.

         On August 31, 2004, the Registrant issued 120,000,000 shares of its restricted common stock to Jon H. Marple, a former officer and director of the Registrant. The Registrant issued these shares in full and final payment of all liabilities owed to both Jon H. Marple and his wife, Mary E. Blake, also a former officer and director of the Registrant. As of August 31, 2004, the Registrant owed Marple, Blake and entities that they control approximately $55,000. The Registrant valued the issuance at par value of $0.001, or a total of $120,000. The Registrant has booked the excess of the value of the stock over the amount of the liability as interest expense. This will result in interest expense of approximately $65,000 as a result of this stock issuance. The issuance of the 120,000,000 shares to Jon H. Marple represents 8.48% of the total shares outstanding of the Registrant as of September 15, 2004.

Item 7.       Financial Statements and Exhibits.
              ----------------------------------

         Upon the Closing of the Acquisition, the Registrant will file an revised Form 8-K. The Registrant will file financial statements required by this item by amendment not later than 60 days after the Closing date. The Registrant anticipates closing on this acquisition on or before October 15, 2004.

(c)      Exhibits

Exhibit 10.1 Purchase Agreement ("Agreement") by and between GFY Foods, Inc. ("GFY") and Anastasio Mikroulus ("Seller") dated as of August 1, 2004.

Exhibit 10.2 Consulting Agreement by and between GFY Foods, Inc. ("GFY") and Anastasio Mikroulus ("Consultant") dated as of August 1, 2004.


                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 15, 2004                   GFY Foods, Inc.

                                            By: /s/ Ed Schwalb
                                                -----------------------
                                                Name:    Ed Schwalb
                                                Title:   President

                                  EXHIBIT INDEX


Number            Exhibit Description
------            -------------------

10.1 Purchase Agreement ("Agreement") by and between GFY Foods, Inc. ("GFY") and Anastasio Mikroulus ("Seller") dated as of August 1, 2004.

10.2 Consulting Agreement by and between GFY Foods, Inc. ("GFY") and Anastasio Mikroulus ("Consultant") dated as of August 1, 2004.